Sparton Corporation 401(k) Plan
Financial Statements and Supplemental Schedule
Fiscal Years Ended June 30, 2008 and 2007
EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Sparton Corporation 401(k) Plan
Jackson, Michigan
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (333-156388) of Sparton Corporation of our report dated December 22, 2008, relating to the financial statements and supplemental schedule of Sparton Corporation 401(k) Plan appearing on this Form 11-K for the year ended June 30, 2008.

/s/ BDO Seidman

BDO Seidman, LLP
Grand Rapids, Michigan

December 22, 2008

13